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                                                                    EXHIBIT 99.1

             Interliant, Inc. Secures Debtor-in-Possession Financing

       New financing to provide liquidity during company's reorganization

PURCHASE, NEW YORK, SEPT. 26, 2002 - Interliant, Inc. (OTCBB: INIT.OB), a leading provider of managed infrastructure solutions, today announced that it has closed on Debtor-in-Possession (DIP) financing with Access Capital, Inc., a New York City based lender. Access Capital is providing Interliant with a revolving credit facility with maximum availability of $5 million. The credit facility is secured by Interliant's accounts receivable, with additional security in the company's assets. Under an Interim Order entered in the U.S. Bankruptcy Court for the Southern District of New York on September 20, 2002, the Company was authorized to borrow up to $1.5 million under the facility until a final order is entered, which is expected to occur on October 9, 2002.

"This new financing provides Interliant with an added source of funds to help us through our Chapter 11 reorganization," said Francis J. Alfano, Interliant's president and CEO. "This is an important milestone in our restructuring of the company to create a sound financial base for our ongoing operations."

On August 5, 2002, Interliant filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The company is reorganizing to focus on its core businesses that provide recurring revenue and utilize its data center infrastructure: managed messaging, managed hosting, and managed security services, along with related professional services.

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About Interliant
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Interliant, Inc. is a leading provider of managed infrastructure solutions, encompassing messaging, security and hosting plus an integrated set of professional services products that differentiate and add customer value to these core solutions. The company makes it easier and more cost-effective for its customers to acquire, maintain and manage their IT infrastructure via selective outsourcing. Headquartered in Purchase, NY, Interliant has forged strategic alliances and partnerships with the world's leading software, networking and hardware manufacturers, including Check Point Software Technologies Inc., IBM and Lotus Development Corp., Microsoft, Oracle Corporation, and Sun Microsystems Inc. For more information about Interliant, visit www.interliant.com.
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Interliant is a trademark of Interliant, Inc., in the United States, other countries, or both.

This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for our services will increase and other competitive market factors, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating or revising forward-looking statements, and thus it should not be assumed that Interliant's silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.